Exhibit 99.1

CONTACTS:	Tony Rossi Financial Relations Board 213-486-6545 trossi@frbir.com
iGo, Inc. Appoints Michael J. Larson As Chairman of the Board of Directors
SCOTTSDALE, Ariz., July 3, 2008 – iGo, Inc. (Nasdaq: IGOI), a leading provider of innovative portable power and computing solutions, today announced that Michael J. Larson has been appointed Chairman of the Board of Directors, effective immediately. Mr. Larson replaces Robert W. Shaner, 59, who will continue to serve as an independent member of the iGo, Inc. Board of Directors.
Mr. Larson, 55, joined iGo’s Board of Directors in October 2007. Mr. Larson serves on the Audit, Compensation & Human Resources and Corporate Governance & Nominating Committees. From 2002 to 2008, Mr. Larson served as Senior Vice President and General Manager of the Personal Systems Group, Americas for Hewlett-Packard Company. The Personal Systems Group is responsible for Hewlett-Packard’s business and consumer PCs, mobile computing devices, workstations, and managed home products. Mr. Larson joined Hewlett-Packard following its merger with Compaq Computer Corporation. From 1996 through 2001, Mr. Larson served in a variety of senior management positions at Compaq including Senior Vice President and General Manager of the Worldwide Access Business Group, which was responsible for all consumer and commercial personal computers. Mr. Larson’s professional experience also includes holding positions of increasing responsibility with companies such as Toshiba, Sony, The Coca-Cola Company Food Division, Johnson & Johnson, and The Carnation Company. Mr. Larson holds a Bachelor of Arts degree in Economics from Wake Forest University.
“I am pleased to serve as iGo, Inc.’s new Chairman of the Board,” said Mr. Larson. “I believe we have a solid plan in place for building both our low- and high-power businesses and I look forward to working with the Board and the management team to enhance the value of the Company. I would also like to thank Bob Shaner for his efforts as Chairman of the Board and I am pleased that he will continue to be a valuable member of our leadership team.”
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. iGo offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage iGo’s intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
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iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include statements regarding the plan in place for building the Company’s low-and high-power businesses and enhancing the value of the Company. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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